EXHIBIT 99.1

Q1 2025

Earnings Release &
Supplemental Information

30-41
King & Spalding
Cushman & Wakefield
WILD ENCOUNTERS
AUTHENTIC DESIGN

PIEDMONT®
OFFICE REALTY TRUST

Piedmont Office Realty Trust, Inc.
Earnings Release and Supplemental Information
Index

	Page		Page

Introduction		Diversification Tables
Forward-Looking Statements	3	Tenant Diversification	29
Earnings Release	4	Tenant Credit Rating & Lease Distribution	30
Company Information	8	Industry Diversification	31
Research Coverage	9	Geographic Diversification	32
Portfolio Statistics & Key Performance Indicators	10	Geographic Diversification by Location Type	33

Financials		Portfolio Information
Balance Sheets	12	Portfolio Detail	34
Income Statements	13	Property Investment Activity and Land Holdings	36
Funds From Operations / Adjusted Funds From Operations	15
Same Store Net Operating Income	16	Supporting Information
Debt Summary	19	Definitions	37
Debt Detail	20	Non-GAAP Reconciliations	38
Debt Covenants & Ratios	21

Operational & Leasing Information
Leased Percentage Information	22
Rental Rate Roll Up / Roll Down	23
Contractual Tenant Improvements & Leasing Commissions	24
Major Leases Not Yet Commenced and Major Abatements	25
Lease Expiration Schedule	26
Quarterly Lease Expirations	27
Annual Lease Expirations	28

Notice to Readers:
Please refer to page 3 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 37. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, NAREIT FFO, Core FFO and Core FFO per diluted share for the year ending December 31, 2025. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:

•Economic, regulatory, socio-economic (including work from home and "hybrid" work policies), technological (e.g. artificial intelligence and machine learning, virtual meeting platforms, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates, costs of construction, improvements and redevelopments, and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties, vendors, or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, government layoffs or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. ("Piedmont OP") or the credit ratings of our or Piedmont OP's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with adverse U.S. global and economic conditions, inflation and potential increases in the rate of inflation, including the impact of a possible recession, uncertainty and volatility in financial markets, and any changes in governmental rules, regulations, and fiscal policies;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks of highly infectious or contagious diseases, such as the COVID-19 pandemic, as well as immediate and long-term governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factor described in Item 1A. of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as well as the risk factors discussed under Item 1A. or our Annual Report on Form 10-K for the year ended December 31, 2024.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Piedmont Office Realty Trust, Inc.
Earnings Release

        Piedmont Office Realty Trust Reports First Quarter 2025 Results

ATLANTA, April 28, 2025--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended March 31, 2025.
Commenting on the Company's first quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "We are very pleased with our solid start to 2025, completing approximately 363,000 square feet of total leasing, approximately half of which related to new tenant leases. The overall volume is especially encouraging given that the first quarter is typically the slowest quarter of any given year, and the leases executed were spread throughout our portfolio with almost every market executing at least one lease for 10,000 square feet or greater. Leases executed during the quarter reflected double digit rental roll ups on both a cash and GAAP basis and our pipeline of prospective tenants remains at historically high levels, with leases representing approximately 750,000 square feet either already executed in the second quarter or in advanced documentation stage."

Highlights for the Three Months Ended March 31, 2025:

Financial Results:

	Three Months Ended
(in 000s other than per share amounts)	March 31, 2025	March 31, 2024
Net loss applicable to Piedmont	$(10,104)	$(27,763)
Net loss per share applicable to common stockholders - basic and diluted	$(0.08)	$(0.22)
Gain on sale of real estate assets	$789	$—
Loss on early extinguishment of debt	$500	$386
Impairment charge	$—	$18,432
Interest expense, net of interest income	$31,282	$29,614
NAREIT Funds From Operations ("FFO") applicable to common stock	$45,033	$47,367
Core FFO applicable to common stock	$45,533	$47,753
NAREIT FFO per diluted share	$0.36	$0.38
Core FFO per diluted share	$0.36	$0.39
Adjusted FFO applicable to common stock	$23,489	$21,708
Same Store NOI - cash basis	(2.0)%
Same Store NOI - accrual basis	3.2%
•Piedmont recognized a net loss of $10.1 million, or $0.08 per diluted share, for the first quarter of 2025, as compared to a net loss of $27.8 million, or $0.22 per diluted share, for the first quarter of 2024, with the first quarter of 2024 reflecting an $18.4 million impairment charge. Both periods reflect elevated interest expense, net of interest income, as a result of refinancing activity completed over the past two years in a higher interest rate environment.
•Core FFO, which removes the impairment charge noted above, as well as gain on sale of real estate assets, loss on early extinguishment of debt, and depreciation and amortization expense, was $0.36 per diluted share for the first quarter of 2025, as compared to $0.39 per diluted share for the first quarter of 2024. Approximately $0.01 of the decrease is due to increased interest expense, net of interest income, with the remaining decrease attributable to the sale of two properties and the downtime associated with the expiration of a few large leases during the twelve months ended March 31, 2025, before newly executed leases commence.

•Same Store NOI increased 3.2% on an accrual basis as the commencement of new leases outweighed expiring leases; however, Same Store NOI on a cash basis decreased 2.0% as abatement periods for certain significant new leases have not elapsed yet.

Leasing:

Three Months Ended
March 31, 2025
# of lease transactions	57
Total leasing sf (in 000s)	363
New tenant leasing sf (in 000s)	179
Cash rent roll up	10.3%
Accrual rent roll up	18.6%
Leased percentage as of period end	88.1%
•The Company completed approximately 363,000 square feet of leasing during the first quarter, approximately half of which was for new tenant leases.
•The average size lease executed during the quarter was approximately 6,400 square feet and the weighted average lease term was approximately seven years.
•Rental rates on leases executed during the three months and year ended March 31, 2025 for space vacant one year or less increased approximately 10.3% and 18.6% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of March 31, 2025 was 88.1%, as compared to 88.4% as of December 31, 2024.
•As of March 31, 2025, the Company had approximately 1.9 million square feet of executed leases for vacant space that are yet to commence or are currently under rental abatement, representing approximately $67 million of future additional annual cash rents.
•Thus far in the second quarter of 2025, leases representing approximately 750,000 square feet have either already been executed or are in the advanced documentation stage.

Balance Sheet:

(in 000s except for ratios)	March 31, 2025	December 31, 2024
Cash and Cash Equivalents	$2,911	$109,637
Total Real Estate Assets	$3,449,110	$3,461,239
Total Assets	$4,003,957	$4,114,651
Total Debt	$2,186,231	$2,222,346
Weighted Average Cost of Debt	6.10%	6.01%
Net Principal Amount of Debt / Total Gross Assets less Cash and Cash Equivalents	40.3%	39.2%
Average Net Debt to Core EBITDA (ttm)	6.9 x	6.8 x

•During the three months ended March 31, 2025, the Company amended its $200 million syndicated bank term loan to increase the principal amount of the loan by $125 million (to a total of $325 million) and add two six-month extension options for a final maturity date of January 29, 2028. The net proceeds from the increased term loan, along with cash on hand and the Company's line of credit were used to repay a $250 million unsecured bank term loan that was scheduled to mature in March of 2025.

•Also during the three months ended March 31, 2025, the Company recast its $600 million revolving credit facility to extend the maturity date to June 30, 2028, with two additional one-year extension options, for a final maturity date of June 30, 2030.

•The Company has no required debt maturities until 2028.

ESG and Operations:

•999 Peachtree Street was selected as a winner in the Design category for the Atlanta Business Chronicle’s 26th Annual Best in Atlanta Real Estate Awards.

•Three properties won BOMA The Outstanding Building of the Year (TOBY®) Awards: 25 Mall Road in Boston, MA won at the Regional Level and Crescent Ridge II and Norman Pointe I in Minneapolis, MN won at the Local Level.

•As of March 31, 2025, approximately 84% and 72% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively, and 61% of its portfolio is certified LEED gold or higher.

Common Stock Dividend:

On April 23, 2025, the board of directors suspended the Company’s quarterly dividend on its common stock, commencing with the second quarter dividend that would have been paid in June 2025.

The capital and free rent requirements associated with the Company’s recent leasing success combined with the fact that the gap between its leased percentage and economically (i.e., cash paying tenants) leased percentage is at its widest in over a decade resulted in the decision to suspend the quarterly common stock dividend to fund future growth and strengthen the Company’s balance sheet. While the Company does not anticipate further distributions relative to its projected taxable income in 2025, the board will continue to monitor the Company’s financial performance and operating environment to determine the appropriate time to reinstate a quarterly dividend.

Guidance for 2025:

The Company affirms its previously issued guidance for the year ending December 31, 2025, as follows:

(in millions, except per share data)	Low	High
Net loss	$(49)	$(46)
Add:
Depreciation	165	168
Amortization	58	60
NAREIT FFO applicable to common stock	174	182
Loss on early extinguishment of debt	0.5	0.5
Core FFO applicable to common stock	$175	$183
Core FFO applicable to common stock per diluted share	$1.38	$1.44

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:

Property Operation Assumptions:

•Executed leasing for the year of approximately 1.4-1.6 million square feet resulting in an increase in the anticipated year-end leased percentage for the Company's in-service portfolio to approximately 89-90%, exclusive of any speculative acquisition or disposition activity;

•Same Store NOI of flat to 3% increase on both a cash and accrual basis for the year;

Financing Assumptions:

•Interest expense (net of interest income) of approximately $127-$129 million as compared to $119 million in 2024, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during 2024 and early 2025;

Other Assumptions:

•General and administrative expense of approximately $30-$32 million; and

•Weighted average shares outstanding of approximately 126-127 million.

No speculative acquisitions, dispositions, or refinancing are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward-Looking Statements" above.

Conference Call Information:

Piedmont has scheduled a conference call and an audio web cast for Tuesday, April 29, 2025, at 9:00 A.M. Eastern time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at https://investor.piedmontreit.com/news-and-events/events-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 217290. A replay of the conference call will be available through May 13, 2025, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 52310. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review first quarter 2025 performance, discuss recent events, and conduct a question-and-answer period.

Piedmont Office Realty Trust, Inc.
Company Information

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in the Sunbelt. The Company is a fully integrated, self-managed real estate investment trust (REIT) headquartered in Atlanta, Georgia with local management offices in each of its markets. The Company's senior unsecured notes are investment-grade rated by Moody's, Standard & Poor's and Fitch Ratings. Piedmont is a 2024 ENERGY STAR Partner of the Year – Sustained Excellence. For more information, see www.piedmontreit.com.

Executive Management

C. Brent Smith	Sherry L. Rexroad	Laura P. Moon	George M. Wells
President, Chief Executive Officer	Chief Financial Officer	Chief Accounting Officer	Chief Operating Officer
and Director	and Executive Vice President	and Executive Vice President	and Executive Vice President

Kevin D. Fossum	Christopher A. Kollme	Thomas A. McKean	Damian J. Miller
Executive Vice President,	Executive Vice President,	Senior Vice President,	Executive Vice President,
Property Management	Investments	Associate General Counsel	Central Region

Lisa M. Tyler	Alex Valente
Senior Vice President,	Executive Vice President,
Human Resources	Southeast Region

Board of Directors

Kelly H. Barrett	Dale H. Taysom	Glenn G. Cohen	Barbara B. Lang
Chair of the Board of Directors	Vice Chair of the Board of Directors	Chair of the Compensation Committee	Chair of the Nominating and
Chair of the Audit Committee	Chair of the Capital Committee		Corporate Governance Committee

Jeffrey J. Donnelly	Deneen L. Donnley	Venkatesh S. Durvasula	Mary Hager
Director	Director	Director	Director

Stephen E. Lewis	C. Brent Smith
Director	Director & Chief Executive Officer

Contact Information
Corporate Headquarters	Research Analysts / Institutional Investors	Shareholder Services / Transfer Agent Services	Corporate Counsel

5565 Glenridge Connector, Suite 450	770.418.8592	Computershare, Inc.	King & Spalding
Atlanta, Georgia 30342	investor.relations@piedmontreit.com	866.354.3485	1180 Peachtree Street, NE
770.418.8800		investor.services@piedmontreit.com	Atlanta, GA 30309
www.piedmontreit.com			404.572.4600

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	383 Madison Avenue, 32nd Floor	777 East Wisconsin Avenue	50 Hudson Yards, 69th Floor
Newport Beach, CA 92660	New York, NY 10179	Milwaukee, WI 53202	New York, NY 10001
Phone: (949) 640-8780	Phone: (212) 622-6682	Phone: (414) 298-5053	Phone: (212) 319-5659

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue, 3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Credit Ratings

Issuer Credit Ratings:	Senior Unsecured Notes Ratings:
Baa3 (Moody's)	Baa3 (Moody's)
BB+ (Standard & Poor's)	BBB- (Standard & Poor's)
BBB- (Fitch)	BBB- (Fitch)

Piedmont Office Realty Trust, Inc.
Portfolio Statistics & Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 37 and reconciliations are provided beginning on page 38.

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Portfolio Statistics:
Number of in-service projects (1)	30	30	30	31	32
Rentable in-service square footage (1)	15,241	15,323	15.335	15.658	16.037
Leased percentage (2)	88.1%	88.4%	88.8%	87.3%	87.8%
Commenced leased percentage	85.2%	85.5%	84.8%	83.0%	85.1%
Economic leased percentage (3)	77.5%	80.7%	80.6%	78.8%	81.2%

Leasing Activity:
Total square feet leased during the period	363	433	461	1,038	500
Square feet (new) leased during the period	179	94	205	404	328
Square feet (renewal) leased during the period	184	339	256	634	172
Rental rate roll up / roll down - accrual rents	18.6%	14.7%	8.5%	23.0%	18.6%
Rental rate roll up / roll down - cash rents	10.3%	11.5%	4.0%	15.2%	8.0%

Financial Results:
Total revenues	$142,686	$143,231	$139,293	$143,262	$144,538
Net income (loss) applicable to Piedmont	-$10,104	-$29,978	-$11,519	-$9,809	-$27,763
Net income (loss) per share applicable to common stockholders - diluted	-$0.08	-$0.24	-$0.09	-$0.08	-$0.22
Core EBITDA	$77,605	$78,455	$77,065	$76,673	$77,760
Core FFO applicable to common stock	$45,533	$46,436	$44,627	$46,751	$47,753
Core FFO per share - diluted	$0.36	$0.37	$0.36	$0.37	$0.39
AFFO applicable to common stock	$23,489	$24,576	$25,937	$24,685	$21,708
Same store net operating income - accrual basis (4)	3.2%	2.5%	-2.1%	3.7%	2.1%
Same store net operating income - cash basis (4)	-2.0%	0.9%	-0.8%	5.7%	5.1%

Balance Sheet and Capitalization Information:
Weighted average shares outstanding - diluted (WASO)	125,177	125,614	125,675	124,796	123,954
Shares of common stock issued and outstanding at period end	124,408	124,083	124,000	123,995	123,888
Closing price of common stock at period end	$7.37	$9.15	$10.10	$7.25	$7.03
Gross regular dividends (5)	$15,536	$15,500	$15,500	$15,499	$15,479
Regular dividends per share	$0.125	$0.125	$0.125	$0.125	$0.125
Total debt - GAAP	$2,186,231	$2,222,346	$2,221,907	$2,221,738	$2,070,070
Total principal amount of debt outstanding	$2,209,536	$2,242,423	$2,243,300	$2,244,169	$2,086,028
Total net principal amount of debt outstanding (6)	$2,202,902	$2,128,541	$2,106,333	$2,100,347	$2,078,263
Total gross real estate assets	$4,709,785	$4,688,113	$4,658,663	$4,636,715	$4,596,744
Equity market capitalization (7)	$916,887	$1,135,360	$1,252,399	$898,964	$870,931
Total market capitalization (7)	$3,126,423	$3,377,783	$3,495,699	$3,143,133	$2,956,959

Piedmont Office Realty Trust, Inc.
Portfolio Statistics & Key Performance Indicators (continued)
Unaudited (in thousands except for per share data and ratios)

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Ratios for Debt Holders
Core EBITDA to total revenues	54.4%	54.8%	55.3%	53.5%	53.8%
Net principal amount of debt / Total gross assets less cash and cash equivalents (8)	40.3%	39.2%	39.0%	39.1%	38.9%
Average net principal amount of debt to Core EBITDA - trailing twelve months (9)	6.9 x	6.8 x	6.7 x	6.6 x	6.5 x
Fixed charge coverage ratio (10)	2.2 x	2.2 x	2.1 x	2.3 x	2.3 x

(1)
As of March 31, 2025, the Company's in-service office portfolio excluded three projects currently held out of service for redevelopment, totaling 784,000 square feet. Additional information on these projects can be found on page 35.

(2)	Refer to page 22 for detailed analysis on the Company's leased percentage.
(3)	Excludes the square footage associated with tenants currently receiving rental abatements.
(4)
Refer to the three pages starting with page 16 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(5)	Reflects dividends paid in the quarter in which the record date occurred.
(6)	Defined as the total principal amount of debt outstanding, minus cash and escrow deposits and restricted cash, all as of the end of the period.
(7)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period.
(8)	Metric shown on a net debt basis to account for certain periods presented that had elevated balances of cash and cash equivalents, escrow deposits and restricted cash to be used primarily for debt retirement in a future period.
(9)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.
(10)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company recorded principal amortization of $0.9 million for each of the quarters ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024.
The Company recorded capitalized interest of $3.3 million for the quarter ended March 31, 2025, $3.7 million for the quarter ended December 31, 2024, $3.4 million for the quarter ended September 30, 2024, $3.0 million for the quarter ended June 30, 2024, and $2.8 million for the quarter ended March 31, 2024.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Assets:
Real estate assets, at cost:
Land	$550,724	$552,744	$552,744	$552,744	$552,744
Buildings and improvements	3,918,373	3,894,804	3,815,948	3,791,196	3,769,592
Buildings and improvements, accumulated depreciation	(1,183,585)	(1,150,892)	(1,116,169)	(1,080,613)	(1,056,469)
Intangible lease assets	133,266	136,461	146,005	151,015	156,804
Intangible lease assets, accumulated amortization	(77,090)	(75,982)	(80,620)	(80,251)	(80,070)
Construction in progress	107,422	104,104	143,966	115,213	91,112
Real estate assets held for sale, gross	—	—	—	26,547	26,492
Real estate assets held for sale, accumulated depreciation & amortization	—	—	—	(7,821)	(7,730)
Total real estate assets	3,449,110	3,461,239	3,461,874	3,468,030	3,452,475
Cash and cash equivalents	2,911	109,637	133,624	138,454	3,544
Tenant receivables, net of allowance for doubtful accounts	7,026	5,524	6,963	7,619	10,338
Straight line rent receivable	201,228	193,783	189,904	186,913	183,784
Escrow deposits and restricted cash	3,723	4,245	3,343	5,368	4,221
Prepaid expenses and other assets	29,075	25,792	26,455	25,224	22,908
Goodwill	53,491	53,491	53,491	53,491	53,491
Interest rate swaps	27	671	992	3,578	4,148
Deferred lease costs, gross	465,584	464,419	468,385	467,710	472,757
Deferred lease costs, accumulated amortization	(208,218)	(204,150)	(206,814)	(201,008)	(216,835)
Other assets held for sale, gross	—	—	—	4,016	3,900
Other assets held for sale, accumulated amortization	—	—	—	(752)	(735)
Total assets	$4,003,957	$4,114,651	$4,138,217	$4,158,643	$3,993,996
Liabilities:
Unsecured debt, net of discount	$1,994,695	$2,029,923	$2,028,607	$2,027,569	$1,875,042
Secured debt	191,536	192,423	193,300	194,169	195,028
Accounts payable, accrued expenses, and accrued capital expenditures	119,994	164,346	150,648	140,793	106,638
Deferred income	104,988	107,030	99,294	100,131	95,139
Intangible lease liabilities, less accumulated amortization	30,720	32,794	35,165	37,657	40,237
Interest rate swaps	293	8	1,035	—	—
Total liabilities	2,442,226	2,526,524	2,508,049	2,500,319	2,312,084
Stockholders' equity:
Common stock	1,244	1,241	1,240	1,240	1,239
Additional paid in capital	3,723,373	3,723,680	3,721,423	3,719,419	3,717,599
Cumulative distributions in excess of earnings	(2,153,834)	(2,128,194)	(2,082,716)	(2,055,697)	(2,030,389)
Other comprehensive loss	(10,575)	(10,123)	(11,314)	(8,180)	(8,090)
Piedmont stockholders' equity	1,560,208	1,586,604	1,628,633	1,656,782	1,680,359
Non-controlling interest	1,523	1,523	1,535	1,542	1,553
Total stockholders' equity	1,561,731	1,588,127	1,630,168	1,658,324	1,681,912
Total liabilities, redeemable common stock and stockholders' equity	$4,003,957	$4,114,651	$4,138,217	$4,158,643	$3,993,996

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Revenues: (1)
Rental income	$111,776	$111,169	$109,393	$111,581	$113,313
Tenant reimbursements	24,288	24,312	23,439	25,089	25,768
Property management fee revenue	81	203	896	482	157
Other property related income	6,541	7,547	5,565	6,110	5,300
	142,686	143,231	139,293	143,262	144,538
Expenses:
Property operating costs	57,914	58,605	57,510	58,565	59,444
Depreciation	40,893	40,150	39,000	38,814	38,869
Amortization	15,421	16,422	17,067	18,097	18,120
Impairment charges	—	15,400	—	—	18,432
General and administrative (2)	7,563	12,650	6,809	8,352	7,612
	121,791	143,227	120,386	123,828	142,477
Other income (expense):
Interest expense	(31,677)	(31,629)	(32,072)	(29,569)	(29,714)
Other income (expense) (3)	395	1,648	2,091	328	278
Loss on early extinguishment of debt	(500)	—	—	—	(386)
Gain / (loss) on sale of real estate assets	789	—	(445)	—	—
Net income (loss)	(10,098)	(29,977)	(11,519)	(9,807)	(27,761)
Less: Net (income) loss applicable to noncontrolling interest	(6)	(1)	—	(2)	(2)
Net income (loss) applicable to Piedmont	$(10,104)	$(29,978)	$(11,519)	$(9,809)	$(27,763)
Weighted average common shares outstanding - basic and diluted (4)	124,258	124,001	124,000	123,953	123,800
Net income (loss) per share applicable to common stockholders - basic and diluted	$(0.08)	$(0.24)	$(0.09)	$(0.08)	$(0.22)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	General and administrative expense for the fourth quarter of 2024 included $4.8 million in executive separation costs.
(3)	Includes interest income (in thousands) of $395, $1,528, $1,924, $188, and $100 for the three months ended March 31, 2025, and December 31, September 30, June 30, and March 31, 2024, respectively.
(4)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2025	3/31/2024	Change ($)	Change (%)
Revenues: (1)
Rental income	$111,776	$113,313	$(1,537)	(1.4)%
Tenant reimbursements	24,288	25,768	(1,480)	(5.7)%
Property management fee revenue	81	157	(76)	(48.4)%
Other property related income	6,541	5,300	1,241	23.4%
	142,686	144,538	(1,852)	(1.3)%
Expenses:
Property operating costs	57,914	59,444	1,530	2.6%
Depreciation	40,893	38,869	(2,024)	(5.2)%
Amortization	15,421	18,120	2,699	14.9%
Impairment charges	—	18,432	18,432	100.0%
General and administrative	7,563	7,612	49	0.6%
	121,791	142,477	20,686	14.5%
Other income (expense):
Interest expense	(31,677)	(29,714)	(1,963)	(6.6)%
Other income (expense)	395	278	117	42.1%
Loss on early extinguishment of debt	(500)	(386)	(114)	(29.5)%
Gain on sale of real estate assets	789	—	789	100.0%
Net income (loss)	(10,098)	(27,761)	17,663	63.6%
Less: Net (income) loss applicable to noncontrolling interest	(6)	(2)	(4)	(200.0)%
Net income (loss) applicable to Piedmont	$(10,104)	$(27,763)	$17,659	63.6%
Weighted average common shares outstanding - basic and diluted (2)	124,258	123,800
Net income (loss) per share applicable to common stockholders - basic and diluted	$(0.08)	$(0.22)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2025	3/31/2024

GAAP net income (loss) applicable to common stock	$(10,104)	$(27,763)
Depreciation of real estate assets	40,513	38,586
Amortization of lease-related costs	15,413	18,112
Impairment charges	—	18,432
Gain on sale of real estate assets	(789)	—
NAREIT Funds From Operations applicable to common stock	45,033	47,367
Adjustments:
Loss on early extinguishment of debt	500	386
Core Funds From Operations applicable to common stock	45,533	47,753
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,456	1,208
Depreciation of non real estate assets	369	272
Straight-line effects of lease revenue	(9,668)	(5,288)
Stock-based compensation adjustments	55	1,026
Amortization of lease-related intangibles	(2,062)	(2,656)
Non-incremental capital expenditures (1)
Base Building Costs	(5,416)	(13,055)
Tenant Improvement Costs	(4,629)	(3,673)
Leasing Costs	(2,149)	(3,879)
Adjusted Funds From Operations applicable to common stock	$23,489	$21,708

Weighted average common shares outstanding - diluted (2)	125,177	123,954

NAREIT Funds From Operations per share (diluted)	$0.36	$0.38
Core Funds From Operations per share (diluted)	$0.36	$0.39

(1)	Non-incremental capital expenditures are defined on page 37.
(2)	Includes potential share dilution using the treasury stock method. Such shares are not included when calculating net loss per share applicable to Piedmont as presented on the Consolidated Statements of Income, as they would reduce the loss per share presented.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2025	3/31/2024
Net income (loss) applicable to Piedmont	$(10,104)	$(27,763)
Net income (loss) applicable to noncontrolling interest	6	2
Interest expense	31,677	29,714
Depreciation	40,883	38,857
Amortization	15,413	18,112
Depreciation and amortization attributable to noncontrolling interests	19	20
Impairment charges	—	18,432
Gain on sale of real estate assets	(789)	—
EBITDAre	77,105	77,374
Loss on early extinguishment of debt	500	386
Core EBITDA (1)	77,605	77,760
General and administrative expense	7,563	7,612
Management fee revenue (net)	(64)	5
Other (income) expense	(288)	(171)
Straight-line effects of lease revenue	(9,668)	(5,288)
Straight-line effects of lease revenue attributable to noncontrolling interests	(1)	—
Amortization of lease-related intangibles	(2,061)	(2,656)
Property net operating income (cash basis)	73,086	77,262
Deduct net operating (income) loss from:
Acquisitions	—	—
Dispositions (2)	(180)	(1,515)
Other investments (3)	161	(1,203)
Same store net operating income (cash basis)	$73,067	$74,544
Change period over period	(2.0)%	N/A

(1)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended March 31, 2025, Piedmont recognized de minimis termination income, as compared with $0.6 million during the same period in 2024.
(2)	Reflects the dispositions of 161 Corporate Center sold in the first quarter of 2025, 750 West John Carpenter sold in the third quarter of 2024, and One Lincoln Park sold in the first quarter of 2024.
(3)	Reflects three out-of-service redevelopment projects and various land holdings. Additional information on these entities can be found on pages 35 and 36.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2025	3/31/2024
Net income (loss) applicable to Piedmont	$(10,104)	$(27,763)
Net income (loss) applicable to noncontrolling interest	6	2
Interest expense	31,677	29,714
Depreciation	40,883	38,857
Amortization	15,413	18,112
Depreciation and amortization attributable to noncontrolling interests	19	20
Impairment charges	—	18,432
Gain on sale of real estate assets	(789)	—
EBITDAre	77,105	77,374
Loss on early extinguishment of debt	500	386
Core EBITDA (1)	77,605	77,760
General and administrative expense	7,563	7,612
Management fee revenue (net)	(64)	5
Other (income) expense	(288)	(171)
Property net operating income (accrual basis)	84,816	85,206
Deduct net operating (income) loss from:
Acquisitions	—	—
Dispositions (2)	(166)	(1,813)
Other investments (3)	50	(1,287)
Same store net operating income (accrual basis)	$84,700	$82,106
Change period over period	3.2%	N/A

(1)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended March 31, 2025, Piedmont recognized de minimis termination income, as compared with $0.6 million during the same period in 2024.
(2)	Reflects the dispositions of 161 Corporate Center sold in the first quarter of 2025, 750 West John Carpenter sold in the third quarter of 2024, and One Lincoln Park sold in the first quarter of 2024.
(3)	Reflects three out-of-service redevelopment projects and various land holdings. Additional information on these entities can be found on pages 35 and 36.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended
	3/31/2025	3/31/2024	Change ($)	Change (%)

Revenue
Cash rental income	$99,735	$101,591	$(1,856)	(1.8)%
Tenant reimbursements	24,093	23,609	484	2.1%
Straight line effects of lease revenue	9,572	4,906	4,666	95.1%
Amortization of lease-related intangibles	2,061	2,656	(595)	(22.4)%
Total rents	135,461	132,762	2,699	2.0%

Other property related income	6,506	5,397	1,109	20.5%
Total revenue	141,967	138,159	3,808	2.8%

Property operating expense	57,375	56,161	(1,214)	(2.2)%

Property other income (expense)	108	108	—	—%

Same store net operating income (accrual)	$84,700	$82,106	$2,594	3.2%

Less:
Straight line effects of lease revenue	(9,572)	(4,906)	(4,666)	(95.1)%
Amortization of lease-related intangibles	(2,061)	(2,656)	595	22.4%
Same store net operating income (cash)	$73,067	$74,544	$(1,477)	(2.0)%

Piedmont Office Realty Trust, Inc.
Debt Summary
As of March 31, 2025
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Floating Rate	$93,000	5.56%	63.0 months
Fixed Rate	2,116,536	6.13%	51.1 months
Total	$2,209,536	6.10%	51.6 months

Unsecured & Secured Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Unsecured	$2,018,000	6.29%	52.5 months
Secured (1)	191,536	4.10%	42.1 months
Total	$2,209,536	6.10%	51.6 months

Debt Maturities (2)
Maturity Year	Secured Principal Outstanding	Unsecured Principal Outstanding	Weighted Average Interest Rate	Percentage of Total Debt

2025	$—	$—	—	—
2026	—	—	—	—
2027	—	—	—	—
2028	191,536	925,000	7.27%	50.5%
2029	—	400,000	7.11%	18.1%
2030	—	393,000	4.29%	17.8%
2031	—	—	—	—
2032	—	300,000	2.78%	13.6%
Total	$191,536	$2,018,000	6.10%	100.00%

(1)	All outstanding debt as of March 31, 2025 was interest-only with the exception of the amortizing fixed-rate mortgage associated with the 1180 Peachtree asset.
(2)	For loans that provide extension options conditional upon proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected.

Piedmont Office Realty Trust, Inc.
Debt Detail
As of March 31,2025
Unaudited ($ in thousands)

Facility	Stated Rate (1)	Effective Rate (2)		Maturity Date	Principal Outstanding (3)

Secured Debt
Fixed-Rate Mortgage (1180 Peachtree)	4.10%	4.10%	Fixed	10/1/2028	191,536
Secured Subtotal / Weighted Average Interest Rate		4.10%			$191,536

Unsecured Debt
$325 Million Unsecured 2024 Term Loan (4)	SOFR + 1.30%	5.48%	Fixed	1/29/2028	325,000
$600 Million Unsecured 2023 Senior Notes	9.25%	9.25%	Fixed	7/20/2028	600,000
$400 Million Unsecured 2024 Senior Notes	6.88%	7.11%	Fixed	7/15/2029	400,000
$600 Million Unsecured Line of Credit (5)	SOFR + 1.05%	5.56%	Floating	6/30/2030	93,000
$300 Million Unsecured 2020 Senior Notes	3.15%	3.90%	Fixed	8/15/2030	300,000
$300 Million Unsecured 2021 Senior Notes	2.75%	2.78%	Fixed	4/1/2032	300,000
Unsecured Subtotal / Weighted Average Interest Rate		6.29%			$2,018,000

Total Debt - Principal Amount Outstanding / Weighted Average Interest Rate		6.10%			$2,209,536
GAAP Adjustments - Discounts and Unamortized Debt Issuance Costs					(23,305)
Total Debt - GAAP					$2,186,231

Less: Cash, cash equivalents, and restricted cash and escrows					6,634

Total Net Debt - Principal Amount Outstanding					$2,202,902

(1)	The all-in stated interest rates for the SOFR selections are comprised of the relevant adjusted SOFR (calculated as the base SOFR plus a fixed adjustment of 0.10%) and is subject to an additional spread over the selected rate based on Piedmont's current credit rating, as defined in the respective loan agreement.
(2)	The effective rates reflect the consideration of settled or in-place interest rate swap agreements and issuance discounts.
(3)	All outstanding debt at period end was interest-only with the exception of the amortizing fixed-rate mortgage.
(4)
The $325 million unsecured term loan has a stated variable interest rate; however, Piedmont has entered into multiple interest rate swap agreements which effectively fixes the entire facility through February 1, 2026. The loan has an initial maturity date of January 29, 2027 with two six-month extension options for a final maturity date of January 29, 2028; provided that Piedmont is not then in default and upon payment of extension fees.

(5)
Piedmont may select from multiple interest rate options with each draw under the revolving credit facility, including the prime rate and various SOFR selections. The facility has an initial maturity date of June 30, 2028 with two one-year extension options for a final maturity date of June 30, 2030; provided that Piedmont is not then in default and upon payment of extension fees.

Piedmont Office Realty Trust, Inc.
Debt Covenants & Ratios for Debt Holders
As of March 31, 2025
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

Maximum leverage ratio	0.60	0.48	0.44	0.42	0.41	0.41
Minimum fixed charge coverage ratio (2)	1.50	2.21	2.24	2.35	2.49	2.67
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.12	2.31	2.33	2.37	2.39
Minimum unencumbered interest coverage ratio (3)	1.75	2.22	2.30	2.40	2.57	2.75

		Three Months Ended
Bond Covenant Compliance (4)	Required	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

Total debt to total assets	60% or less	46.8%	46.6%	46.7%	46.8%	45.2%
Secured debt to total assets	40% or less	4.1%	4.0%	4.0%	4.1%	4.2%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	2.58	2.57	2.70	2.85	3.04
Unencumbered assets to unsecured debt	150% or greater	212%	213%	212%	212%	220%

	Three Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	March 31, 2025	December 31, 2024

Average net principal amount of debt to Core EBITDA (trailing twelve months) (5)	6.9 x	6.8 x
Fixed charge coverage ratio (6)	2.2 x	2.2 x
Interest coverage ratio (7)	2.2 x	2.3 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, the Fourth Supplemental Indenture dated July 20, 2023, and the Fifth Supplemental Indenture dated June 25, 2024 for defined terms and detailed information about the calculations.

(5)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.
(6)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented). The Company had principal amortization of $0.9 million for the three months ended March 31, 2025 and $3.5 million for the twelve months ended December 31, 2024. The Company had capitalized interest of $3.3 million for the three months ended March 31, 2025 and $12.9 million for the twelve months ended December 31, 2024.
(7)	Calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $3.3 million for the three months ended March 31, 2025 and $12.9 million for the twelve months ended December 31, 2024.

Piedmont Office Realty Trust, Inc.
Leased Percentage
(in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2025			March 31, 2024
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	13,538	15,323	88.4%	14,426	16,563	87.1%
Total leases signed during period	363			500
Less:
Lease renewals signed during period	(184)			(172)
New leases signed during period for spaces currently occupied or out of service	(52)			(20)
Leases expired during period and other	(174)	23		(392)	(10)
Subtotal	13,491	15,346	87.9%	14,342	16,553	86.6%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	(65)	(105)		(257)	(516)
As of March 31, 20xx	13,426	15,241	88.1%	14,085	16,037	87.8%

Same Store Analysis
Less acquisitions and dispositions after March 31, 2024 and out-of-service redevelopments (2)	—	—	—%	(566)	(804)	70.4%
Same Store Leased Percentage as of March 31, 20xx	13,426	15,241	88.1%	13,519	15,233	88.7%

(1)	Calculated as the square footage of commenced leases plus the square footage of uncommenced leases for spaces vacant as of period end, divided by total rentable in-service square footage at period end.
(2)
Reflects the dispositions of 161 Corporate Center sold in the first quarter of 2025, 750 West John Carpenter sold in the third quarter of 2024, and One Lincoln Park sold in the first quarter of 2024. For additional information on properties taken out-of-service for redevelopment, please refer to pages 35.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down

	Three Months Ended
	March 31, 2025
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	223	61.4%	1.5%	10.3%	18.6%
Leases executed for spaces excluded from analysis (3)	140	38.6%

(1)	Calculation compares the last twelve months of cash paying rents of the previous lease to the first twelve months of cash paying rents of the new lease.
(2)	Calculation compares the accrual basis rents of the previous lease to the accrual basis rents of the new leases. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the calculation.
(3)	Leases are excluded from the above analyses if: (1) the space has been vacant for more than one year, (2) the lease term is less than one year, (3) the lease is associated with storage space, retail space, a management office, or a percentage rent agreement, or (4) the lease is associated with a recently acquired asset for which there is less than one year of operating history.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended March 31, 2025	For the Year Ended				2021 to 2025 (Weighted Average)
		2024 (2)	2023 (3)	2022	2021
Total Leasing Transactions
Square feet (1)	362,775	2,428,246	2,239,797	2,142,852	2,247,366	9,421,036
Tenant improvements per square foot per year of lease term	$4.09	$3.70	$3.80	$3.22	$2.78	$3.44
Leasing commissions per square foot per year of lease term	$3.15	$2.31	$2.21	$2.22	$1.67	$2.15
Total per square foot per year of lease term	$7.24	$6.01	$6.01	$5.44	$4.45	$5.59
Less Adjustment for Commitment Expirations (4)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.55	-$0.34	-$0.79	-$0.10	-$0.20	-$0.39

Adjusted total per square foot per year of lease term	$6.69	$5.67	$5.22	$5.34	$4.25	$5.20

(1)	Excludes leasing transactions associated with storage and license spaces.
(2)	Tenant improvement and leasing commission amounts presented for the twelve months ended December 31, 2024 include a 101,500 square foot 11-year lease executed in the first quarter of 2024 with no capital outlay requirements.
(3)	Tenant improvement amounts presented for the year ended December 31, 2023 were adjusted to reflect the overall concession package for the 447,000 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provided for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months of gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for the year ended December 31, 2023 by $0.97.
(4)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Office Realty Trust, Inc.
Major Leases Not Yet Commenced and Major Abatements

As of March 31, 2025, the Company had approximately 1.9 million square feet of executed leases for vacant space yet to commence or under rental abatement.

Uncommenced Leases for Vacant Space 20,000 square feet or greater
Tenant	Property	Market	Square Feet Leased	Space Status	Estimated Lease Commencement Date	New / Expansion
OneDigital Borrower	Galleria 300	Atlanta	46,939	Vacant	Q3 2025	New
Travel + Leisure Co.	501 West Church	Orlando	182,461	Vacant	Q4 2025	New
Huff, Powell & Bailey	999 Peachtree	Atlanta	24,220	Vacant	Q2 2026	Expansion

Leases with Abatements of 50,000 square feet or greater (either currently under abatement or will be under abatement through the end of 2026)
Tenant	Property	Market	Abated Square Feet	Estimated Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
Brand Industrial Services	Galleria 600	Atlanta	50,380	Q1 2023	March 2025	Q3 2034
International Food Policy Research Institute	1201 Eye	Washington DC	71,543	Q1 2025	January 2025 through March 2025	Q2 2035
Institute for Justice	Arlington Gateway	Northern Virginia	58,285	Q1 2024	January 2024 through June 2025	Q2 2037
Undisclosed Tenant	One Galleria Tower	Dallas	50,130	Q4 2023	January 2024 through June 2025	Q2 2035
Undisclosed Tenant	One and Two Galleria Tower	Dallas	284,542	Q1 2025	March 2025 through July 2025	Q3 2030
General Electric International	Galleria 600	Atlanta	77,163	Q3 2024	September 2024 through September 2025	Q3 2036
Travel + Leisure Co.	501 West Church	Orlando	182,461	Q4 2025	November 2025 through October 2026 (182,461 SF); November 2026 through October 2028 (39,000 SF)	Q4 2040

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of March 31, 2025
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,815	11.9
2025 (2)	34,339	6.0	813	5.3
2026	66,547	11.7	1,610	10.6
2027	51,536	9.0	1,311	8.6
2028	52,899	9.3	1,390	9.1
2029	56,034	9.8	1,309	8.6
2030	57,468	10.1	1,338	8.8
2031	36,831	6.5	901	5.9
2032	36,040	6.3	876	5.7
2033	10,103	1.8	223	1.5
2034	40,916	7.2	1,042	6.8
2035	31,591	5.5	811	5.3
2036	22,493	4.0	577	3.8
2037	40,014	7.0	758	5.0
Thereafter	32,855	5.8	467	3.1
Total	$569,666	100.0	15,241	100.0

Average Lease Term Remaining
3/31/2025	6.0 years
12/31/2024	6.0 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of March 31, 2025, comprised of approximately 40,000 square feet and Annualized Lease Revenue of $0.5 million.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of March 31, 2025
(in thousands)

	Q2 2025 (1)		Q3 2025		Q4 2025		Q1 2026
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	79	$3,355	77	$3,029	117	$4,245	54	$2,256
Boston	2	6	6	143	16	431	6	266
Dallas	126	6,368	59	2,943	15	1,376	6	311
Minneapolis	21	954	3	143	132	5,090	11	320
New York	12	641	—	—	—	6	2	85
Orlando	29	161	22	720	46	1,712	128	4,417
Northern Virginia / Washington, D.C.	—	628	21	1,033	30	1,494	1	69
Other	—	—	—	—	—	—	—	—
Total (3)	269	$12,113	188	$8,011	356	$14,354	208	$7,724

(1)
Includes leases with an expiration date of March 31, 2025, comprised of approximately 40,000 square feet and expiring lease revenue of $0.6 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of March 31, 2025
(in thousands)

	12/31/2025 (1)		12/31/2026		12/31/2027		12/31/2028		12/31/2029
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	273	$10,630	456	$18,135	619	$25,302	400	$16,104	479	$19,231
Boston	24	580	52	2,405	27	857	141	3,845	197	8,409
Dallas	199	10,686	357	12,619	184	6,566	356	14,962	267	13,645
Minneapolis	157	6,186	41	1,412	210	7,389	67	2,354	62	2,342
New York	12	648	315	16,282	7	621	—	27	16	991
Orlando	97	2,593	295	10,665	222	8,476	89	3,271	217	8,211
Northern Virginia / Washington, D.C.	51	3,155	94	5,175	42	2,388	78	4,471	71	3,748
Other	—	—	—	—	—	5	259	8,364	—	6
Total (3)	813	$34,478	1,610	$66,693	1,311	$51,604	1,390	$53,398	1,309	$56,583

(1)
Includes leases with an expiration date of March 31, 2025, comprised of approximately 40,000 square feet and expiring lease revenue of $0.6 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 26 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Tenant Diversification
As of March 31, 2025

Tenants Contributing 1% or More to Annualized Lease Revenue
Tenant	Credit Rating (1) S&P / Moody's	Number of Properties	Lease Term Remaining (in years)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	12.4	$28,005	4.9	486	3.6
US Bancorp	A / A3	1	9.0	16,271	2.9	447	3.3
City of New York	AA / Aa2	1	1.2	16,163	2.8	313	2.3
Amazon	AA / A1	2	5.3	15,988	2.8	285	2.1
Microsoft	AAA / Aaa	2	6.2	14,218	2.5	355	2.7
King & Spalding	No Rating Available	1	6.0	13,438	2.4	268	2.0
Transocean	CCC+ / B3	1	11.1	11,563	2.0	301	2.2
Ryan	B+ / B3	1	1.9	10,386	1.8	186	1.4
VMware, Inc.	BBB+ / Baa1	1	2.3	9,568	1.7	215	1.6
Schlumberger Technology	A / A1	1	3.8	8,311	1.5	254	1.9
Gartner	BBB- / Baa3	2	9.3	8,101	1.4	207	1.5
Fiserv	BBB / Baa2	1	2.3	7,900	1.4	195	1.5
Salesforce.com	A+ / A1	1	4.3	7,667	1.3	182	1.4
Epsilon Data Management (subsidiary of Publicis)	BBB+ / Baa1	1	1.3	7,240	1.3	222	1.7
Eversheds Sutherland	No Rating Available	1	1.1	7,117	1.2	180	1.3
Travel + Leisure Co.	BB- / Ba3	1	15.6	5,702	1.0	182	1.4
Other			Various	382,028	67.1	9,148	68.1
Total				$569,666	100.0	13,426	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution
As of March 31, 2025

Tenant Credit Rating

Rating Level (1) S&P / Moody's	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$22,625	4.0
AA / Aa	72,290	12.7
A / A	55,054	9.6
BBB / Baa	63,888	11.2
BB / Ba	19,864	3.5
B / B	34,039	6.0
Below	126	—
Not rated (2)	301,780	53.0
Total	$569,666	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 sf or Less	334	34.6	$28,781	5.1	240	1.8
2,501 - 10,000 sf	373	38.6	77,993	13.7	1,917	14.3
10,001 - 20,000 sf	103	10.6	55,524	9.7	1,380	10.3
20,001 - 40,000 sf	85	8.8	90,553	15.9	2,285	17.0
40,001 - 100,000 sf	48	5.0	125,256	22.0	2,998	22.3
Greater than 100,000 sf	23	2.4	191,559	33.6	4,606	34.3
Total	966	100.0	$569,666	100.0	13,426	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Piper Sandler, Ernst & Young, KPMG, BDO, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of March 31, 2025
($ and square footage in thousands)

				Percentage of	Leased	Percentage
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Square	of Leased
Industry	Tenants	Tenants (%)	Revenue (ALR)	Revenue (%)	Footage	Square Footage (%)
Business Services	81	10.8	$83,230	14.6	2,078	15.5
Engineering, Accounting, Research, Management & Related Services	99	13.2	78,028	13.7	1,820	13.6
Legal Services	80	10.7	60,592	10.6	1,398	10.4
Governmental Entity (1)	5	0.7	50,123	8.8	917	6.8
Real Estate	52	6.9	28,561	5.0	823	6.1
Depository Institutions	19	2.5	25,978	4.6	673	5.0
Holding and Other Investment Offices	40	5.3	23,506	4.1	537	4.0
Oil and Gas Extraction	4	0.5	22,987	4.0	642	4.8
Security & Commodity Brokers, Dealers, Exchanges & Services	59	7.9	20,807	3.7	518	3.9
Miscellaneous Retail	7	0.9	17,554	3.1	328	2.4
Automotive Repair, Services & Parking	9	1.2	16,472	2.9	8	0.1
Health Services	31	4.1	14,352	2.5	340	2.5
Insurance Agents, Brokers & Services	21	2.8	12,931	2.3	350	2.6
Membership Organizations	21	2.8	12,898	2.3	250	1.9
Insurance Carriers	15	2.0	9,849	1.7	261	1.9
Other	206	27.7	91,798	16.1	2,483	18.5
Total	749	100.0	$569,666	100.0	13,426	100.0

(1)	Comprised of all levels of governmental entities, including federal (0.2% of ALR), state (5.4% of ALR), and city / local (3.2% of ALR).

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of March 31, 2025
($ and square footage in thousands)

Location	Number of Projects	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	6	$177,983	31.2	4,719	31.0	4,386	92.9
Dallas	5	107,376	18.9	2,823	18.5	2,445	86.6
Orlando	4	66,183	11.6	1,754	11.5	1,637	93.3
Northern Virginia / Washington, D.C.	5	55,526	9.7	1,582	10.4	1,052	66.5
New York	1	54,528	9.6	1,047	6.9	981	93.7
Minneapolis	3	47,775	8.4	1,434	9.4	1,281	89.3
Boston	4	40,356	7.1	1,268	8.3	1,084	85.5
Other	2	19,939	3.5	614	4.0	560	91.2
Total / Weighted Average	30	$569,666	100.0	15,241	100.0	13,426	88.1

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of March 31, 2025
(square footage in thousands)

	CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	2	10.7	1,304	8.5	4	20.5	3,415	22.5	6	31.2	4,719	31.0
Dallas	—	—	—	—	5	18.9	2,823	18.5	5	18.9	2,823	18.5
Orlando	3	9.7	1,445	9.5	1	1.9	309	2.0	4	11.6	1,754	11.5
Northern Virginia / Washington, D.C.	2	4.8	686	4.5	3	4.9	896	5.9	5	9.7	1,582	10.4
New York	1	9.6	1,047	6.9	—	—	—	—	1	9.6	1,047	6.9
Minneapolis	1	5.2	930	6.1	2	3.2	504	3.3	3	8.4	1,434	9.4
Boston	—	—	—	—	4	7.1	1,268	8.3	4	7.1	1,268	8.3
Other	—	—	—	—	2	3.5	614	4.0	2	3.5	614	4.0
Total	9	40.0	5,412	35.5	21	60.0	9,829	64.5	30	100.0	15,241	100.0

Piedmont Office Realty Trust, Inc.
Portfolio Detail
As of March 31, 2025
(in thousands)

In-Service Assets	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenues

Atlanta
999 Peachtree	✓	✓	✓	100.0%	1	626	90.4%	85.6%	85.5%	25,066
1180 Peachtree	✓	✓	✓	100.0%	1	678	96.8%	95.9%	91.4%	35,989
Galleria on the Park	✓	✓	✓	100.0%	5	2,169	91.9%	88.3%	76.1%	70,845
Glenridge Highlands	✓	✓	✓	100.0%	2	713	95.0%	93.5%	83.5%	25,862
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	96.0%	96.0%	95.2%	14,655
The Medici	✓		✓	100.0%	1	156	84.0%	82.1%	81.4%	5,566
Market Subtotal / Weighted Average					11	4,719	92.9%	90.2%	82.3%	177,983
Boston
5 Wall	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	7,667
Wayside Office Park	✓		✓	100.0%	2	473	90.3%	90.3%	83.3%	17,504
25 Mall	✓		✓	100.0%	1	291	59.5%	59.5%	58.4%	7,497
80 and 90 Central	✓		✓	100.0%	2	322	93.8%	89.8%	85.4%	7,688
Market Subtotal / Weighted Average					6	1,268	85.5%	84.5%	80.5%	40,356
Dallas
Galleria Office Towers	✓	✓	✓	100.0%	3	1,396	90.4%	89.5%	73.9%	61,845
Park Place on Turtle Creek	✓		✓	100.0%	1	180	87.2%	81.1%	77.8%	8,020
6565 North MacArthur	✓	✓	✓	100.0%	1	254	89.8%	89.8%	85.0%	8,436
Las Colinas Connection	✓		✓	100.0%	3	605	93.7%	93.7%	92.2%	20,394
Las Colinas Corporate Center	✓		✓	100.0%	2	388	59.5%	59.5%	50.0%	8,681
Market Subtotal / Weighted Average					10	2,823	86.6%	85.8%	75.8%	107,376
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	930	84.9%	83.5%	74.8%	29,900
Crescent Ridge II	✓	✓	✓	100.0%	1	295	96.3%	93.6%	78.0%	10,621
Norman Pointe I	✓		✓	100.0%	1	209	99.0%	96.2%	91.9%	7,254
Market Subtotal / Weighted Average					3	1,434	89.3%	87.4%	78.0%	47,775
New York
60 Broad			✓	100.0%	1	1,047	93.7%	92.6%	87.4%	54,528
Market Subtotal / Weighted Average					1	1,047	93.7%	92.6%	87.4%	54,528
Orlando
200 South Orange at The Exchange	✓	✓	✓	100.0%	1	646	87.8%	86.7%	77.2%	24,029
CNL Center	✓	✓	✓	99.0%	2	617	94.5%	93.2%	89.0%	25,663
501 West Church				100.0%	1	182	100.0%	—%	—%	5,706
400 and 500 TownPark	✓	✓	✓	100.0%	2	309	98.7%	98.7%	98.7%	10,785
Market Subtotal / Weighted Average					6	1,754	93.3%	82.1%	77.1%	66,183

In-Service Assets (continued)	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenues

Northern Virginia / Washington, D.C.
4250 North Fairfax	✓	✓	✓	100.0%	1	307	64.2%	59.3%	51.1%	9,675
Arlington Gateway	✓	✓	✓	100.0%	1	331	57.7%	55.9%	36.9%	9,623
3100 Clarendon	✓	✓	✓	100.0%	1	258	78.7%	75.6%	68.2%	9,019
1201 and 1225 Eye Street	✓	✓	✓	(2)	2	477	68.1%	66.2%	49.9%	19,912
400 Virginia	✓	✓	✓	100.0%	1	209	65.1%	63.6%	63.6%	7,297
Market Subtotal / Weighted Average					6	1,582	66.5%	63.9%	52.2%	55,526
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	11,569
1430 Enclave	✓	✓	✓	100.0%	1	313	82.7%	82.7%	82.7%	8,370
Market Subtotal / Weighted Average					2	614	91.2%	91.2%	91.2%	19,939

In-Service Total					45	15,241	88.1%	85.2%	77.5%	569,666

Out-of-Service Redevelopment Projects (3)	Market	Out-of-Service Date	Percent Ownership	Number of Buildings	Square Footage Owned	Percent Leased	Current Asset Basis
222 South Orange at The Exchange	Orlando	Q4 2020	100.0%	1	128	25.5%	$46.2 million
9320 Excelsior	Minneapolis	Q1 2024	100.0%	1	259	0.0%	$20.0 million
Meridian	Minneapolis	Q2 2024	100.0%	2	397	8.2%	$55.4 million

Out-of-Service Total				4	784	8.3%	$121.6 million

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(2)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.
(3)	These projects have been placed into redevelopment and are currently excluded from our in-service portfolio metrics. During the redevelopment phase, the Company plans to add or fully renovate the lobbies, common areas and other tenant amenities, transforming the projects into multi-tenant assets with a distinct focus on hospitality. Assets will be reclassified back to in-service upon the earlier of (a) one year after receiving the final certificate of occupancy for the space or (b) the asset reaching 80 percent leased.

Piedmont Office Realty Trust, Inc.
Property Investment Activity and Land Holdings
As of March 31, 2025

Acquisitions Completed During Prior Year and Current Year
None

Dispositions Completed During Prior Year and Current Year
Property	Market / Submarket	Disposition Period	Percent Ownership	Year Built	Square Feet (in thousands)	Sale Price (in millions)
One Lincoln Park	Dallas / Preston Center	Q1 2024	100%	1999	257	$54.0
750 West John Carpenter	Dallas / Las Colinas	Q3 2024	100%	1999	315	$23.0
Total					572	$77.0

Developable Land Parcels
Property	Market / Submarket	Adjacent Piedmont Project	Acres	Book Value (in millions)
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2.6
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2.0
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24.2
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center	4.5	3.3
Royal Lane	Dallas / Las Colinas	Las Colinas Connection	10.6	2.8
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	6.2
TownPark	Orlando / Lake Mary	400 and 500 TownPark	18.9	9.1
Total			57.2	$50.2

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 38.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

GAAP net income (loss) applicable to common stock	$(10,104)	$(29,978)	$(11,519)	$(9,809)	$(27,763)
Depreciation	40,513	39,769	38,642	38,471	38,586
Amortization	15,413	16,414	17,059	18,089	18,112
Impairment charges	—	15,400	—	—	18,432
(Gain) / loss on sale of real estate assets	(789)	—	445	—	—
NAREIT Funds From Operations applicable to common stock	45,033	41,605	44,627	46,751	47,367
Adjustments:
Executive separation costs	—	4,831	—	—	—
Loss on early extinguishment of debt	500	—	—	—	386
Core Funds From Operations applicable to common stock	45,533	46,436	44,627	46,751	47,753
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,456	1,463	1,332	1,139	1,208
Depreciation of non real estate assets	369	370	347	331	272
Straight-line effects of lease revenue	(9,668)	(5,996)	(5,125)	(5,157)	(5,288)
Stock-based compensation adjustments	55	1,392	2,153	2,061	1,026
Amortization of lease-related intangibles	(2,062)	(2,351)	(2,463)	(2,549)	(2,656)
Non-incremental capital expenditures
Base Building Costs	(5,416)	(5,535)	(6,829)	(6,087)	(13,055)
Tenant Improvement Costs	(4,629)	(4,493)	67	(2,973)	(3,673)
Leasing Costs	(2,149)	(6,710)	(8,172)	(8,831)	(3,879)

Adjusted Funds From Operations applicable to common stock	$23,489	$24,576	$25,937	$24,685	$21,708

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

Net income (loss) applicable to Piedmont	$(10,104)	$(29,978)	$(11,519)	$(9,809)	$(27,763)
Net income (loss) applicable to noncontrolling interest	6	1	—	2	2
Interest expense	31,677	31,629	32,072	29,569	29,714
Depreciation	40,883	40,139	38,988	38,802	38,857
Amortization	15,413	16,414	17,059	18,089	18,112
Depreciation and amortization attributable to noncontrolling interests	19	19	20	20	20
Impairment charges	—	15,400	—	—	18,432
(Gain) / loss on sale of real estate assets	(789)	—	445	—	—
EBITDAre	77,105	73,624	77,065	76,673	77,374
Executive separation costs	—	4,831	—	—	—
Loss on early extinguishment of debt	500	—	—	—	386
Core EBITDA	77,605	78,455	77,065	76,673	77,760
General and administrative expense	7,563	7,819	6,809	8,352	7,612
Management fee revenue	(64)	(126)	(714)	(256)	5
Other (income) expense	(288)	(1,540)	(1,983)	(220)	(171)
Straight-line effects of lease revenue	(9,668)	(5,996)	(5,125)	(5,157)	(5,288)
Straight-line effects of lease revenue attributable to noncontrolling interests	(1)	2	1	—	—
Amortization of lease-related intangibles	(2,061)	(2,351)	(2,463)	(2,549)	(2,656)
Property net operating income (cash basis)	73,086	76,263	73,590	76,843	77,262
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—	—
Dispositions	(180)	(332)	(412)	(520)	(1,515)
Other investments	161	92	816	(450)	(1,203)
Same store net operating income (cash basis)	$73,067	$76,023	$73,994	$75,873	$74,544

PIEDMONT
OFFICE REALTY TRUST

www.piedmontreit.com

Corporate Headquarters
5565 Glenridge Connector, Suite 450
Atlanta, GA 30342
T: 770.418.8800

Research Analysts | Institutional Investors

T: 770.418.8592
E: investor.relations@piedmontreit.com

Shareholder Services | Transfer Agent Services

Computershare, Inc.
T: 866.354.3485
E: investor.services@piedmontreit.com